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                                                                    Exhibit 23.6

                       [Salomon Smith Barney Letterhead]

                     CONSENT OF SALOMON SMITH BARNEY INC.

We hereby consent to the use of our name in, to the description of our opinion letter under the caption "Opinion of the McLeodUSA Financial Advisor" in, and to the inclusion of our opinion letter as Appendix E to, the Joint Proxy Statement/Prospectus that is made a part of the Registration Statement on Form S-4 (File Number 33-95941) of McLeodUSA Incorporated. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Salomon Smith Barney Inc.

                                        By: /s/ Tom King
                                           ---------------------------------
                                            Managing Director

New York, New York
Dated: February 9, 2000